Exhibit 10.1

FIRST AMENDMENT TO DEALER MANAGER AGREEMENT

This FIRST AMENDMENT TO THE DEALER MANAGER AGREEMENT (this “Amendment”), effective as of March 23, 2016, is entered into by and between NEXPOINT MULTIFAMILY REALTY TRUST, INC., a Maryland corporation (the “Company”), NEXPOINT REAL ESTATE ADVISORS II, L.P., a Delaware limited partnership and the Company’s advisor (the “Advisor”), and HIGHLAND CAPITAL FUNDS DISTRIBUTOR, INC., a Delaware corporation and the Company’s exclusive dealer manager for the Offering (the “Dealer Manager”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Dealer Manager Agreement (defined below).

WHEREAS, the Company, the Advisor and the Dealer Manager are parties (the “Parties”) to that certain Dealer Manager Agreement, dated August 10, 2015 (the “Dealer Manager Agreement”);

WHEREAS, the Parties desire to amend the Dealer Manager Agreement in order to reduce the dealer manager fee from 3.0% to 1.0%;

WHEREAS, the Parties desire to amend the Dealer Manager Agreement to reduce the payment of Issuer Organization and Offering expenses from1.5% to 1.0%; and

WHEREAS, the Parties desire to amend the Dealer Manager Agreement to change the definition of “Minimum Offering” therein to account for the reduced minimum offering requirement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendment to Section 1.10.

Section 1.10 of the Dealer Manager Agreement is hereby amended and restated in its entirety as follows:

1.10 Escrow Agreement; Deposit Account.

(a) The Company has entered into an amended and restated escrow agreement (the “Escrow Agreement”) with UMB Bank, N.A., as escrow agent (the “Escrow Agent”), and the Dealer Manager, which provides for the establishment of an escrow account into which subscribers’ subscription funds will be deposited pursuant to the subscription procedures described in Section 6 below (the “Escrow Account”).

(b) Once a minimum of $2,000,000 of subscription funds, including the subscriptions received from the Advisor, its affiliates and the Company’s directors and officers (the “Minimum Offering”) has been deposited in the Escrow Account, subject to any continuing escrow obligations imposed by certain states as described in the Prospectus, the Company will deposit (or cause to be deposited upon instruction to the Dealer Manager and the Participating Dealers) all subscription funds to a designated deposit account in the name of the Company (the “Deposit Account”) at a bank that shall be subject to the prior approval of the Dealer Manager.

2.	Amendment to Section 3.1.

Section 3.1 of the Dealer Manager Agreement is hereby amended and restated in its entirety as follows:

3.1 Company Expenses. Subject to the limitations described below, the Company agrees to pay all costs and expenses incident to the Offering up to 1.0% of gross Offering proceeds, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including, without limitation, expenses, fees and taxes in connection with: (a) SEC, FINRA and state registration fees, the preparation and filing of the Registration Statement (including without limitation financial statements, exhibits, schedules and consents),the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Dealer Manager and to Participating Dealers (including costs of mailing and shipment); (b) the preparation, issuance and delivery of certificates, if any, for the Offered Shares, including any stock or other transfer taxes or duties payable upon the sale of the Offered Shares; (c) all fees and expenses of the Company’s legal counsel, independent public or certified public accountants and other advisors; (d) the qualification of the Offered Shares for offering and sale under state laws in the states, including the Qualified Jurisdictions, that the Company shall designate as appropriate and the determination of their eligibility for sale under state law as aforesaid and the printing and furnishing of copies of the blue sky memorandum (including the reasonable legal fees and filing fees and other disbursements of counsel relating thereto); (e) the fees and expenses of any escrow agent, transfer agent or registrar for the Offered Shares and miscellaneous expenses referred to in the Registration Statement; (f) all costs and expenses incident to the travel and accommodation of the Advisor’s personnel, and the personnel of any sub-advisor designated by the Advisor and acting on behalf of the Company, in making road show presentations and presentations to Participating Dealers and other broker-dealers and financial advisors with respect to the offering of the Offered Shares; (g) the performance of the Company’s other obligations hereunder; and (h) all of the expenses of agents of the Company, other than the Dealer Manager, incurred in connection with performing marketing and advertising services for the Company. For purposes of this Agreement, these expenses are deemed to be “Issuer Organization and Offering Expenses.”

3.	Amendment to Section 5.1(b).

Section 5.1(b) of the Dealer Manager Agreement is hereby amended and restated in its entirety as follows:

(b) Dealer Manager Fee. Subject to volume discounts and other special circumstances described in or otherwise provided for in the “Plan of Distribution” section of the Prospectus or this Section 5.1, the Company will pay to the Dealer Manager a dealer manager fee in the amount of 1.0% of the gross proceeds from the sale of Class A and Class T Shares (the “Dealer Manager Fee”), a portion of which may be reallowed to Participating Dealers (as described more fully in the Participating Dealer Agreement entered into with such Participating Dealer), which reallowance, if any, shall be determined by the Dealer Manager in its discretion based on factors including, but not limited to, the number of shares sold by such Participating Dealer, the assistance of such Participating Dealer in marketing the Offering and due diligence expenses incurred, and the extent to which similar fees are reallowed to participating broker- dealers in similar offerings being conducted during the Offering Period, as defined hereafter in Section 10.1.

2.	Counterparts.

This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

Except as expressly set forth herein, the Dealer Manager Agreement remains unmodified and unchanged and the parties hereto ratify and confirm the Dealer Manager Agreement as amended hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date above written.

“COMPANY”

NexPoint Multifamily Realty Trust, Inc.

By:	/s/ Brian Mitts
Name:	Brian Mitts
Title:	Chief Financial Officer, Executive VP – Finance and Treasurer

“ADVISOR”

By NexPoint Real Estate Advisors GP, LLC, as general partner of NexPoint Real Estate Advisors II, L.P.

By:	/s/ Brian Mitts
Name:	Brian Mitts
Title:	Secretary

“DEALER MANAGER”

Highland Capital Funds Distributor, Inc.

By:	/s/ James Ross
Name:	James Ross
Title:	President